UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/8/2011

Florida Bank Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53813

Florida	20-8732828
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 N. Franklin Street

Suite 100

Tampa, FL 33602

(Address of principal executive offices, including zip code)

(813) 367-5270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01 Other Events.

On June 30, 2011, Florida Bank Group, Inc. (the “Company”) closed a private placement offering (the “Offering”) resulting in the issuance of 5,107 shares of its Non-Cumulative Perpetual Series C Preferred Stock (“Series C Preferred Stock”) to accredited investors for an aggregate purchase price of $5.1 million in cash consideration, or $1,000 per share. In addition, during the three months ended September 30, 2011, the Company sold an additional 150 shares of its Series C Preferred Stock to accredited investors for an aggregate purchase price of $150,000 in cash considerations.

Under the terms of the Offering, the Series C Preferred Stock may be converted at the election of a holder at any time and from time to time, into shares of Common Stock after December 31, 2011. The Series C Preferred Stock shall be automatically converted into shares of Common Stock upon the earlier of (i) the closing of a Qualified Private Offering, or (ii) the closing of a Qualified Public Offering. A “Qualified Private Offering” means the closing of a private placement of shares of Common Stock with minimum proceeds of $50,000,000 by December 31, 2011. A “Qualified Public Offering” means the closing of an offering of shares of Common Stock registered in accordance with the provisions of the Securities Act of 1933, as amended, with minimum proceeds of $50,000,000 and a minimum offering price of three times the Conversion Price (as such term is defined in the terms of the Series C Preferred Stock).

On December 8, 2011, the Company initiated asking the holders of its Series C Preferred Stock to agree not to convert any shares of Series C Preferred Stock to shares of Common Stock prior to July 1, 2012, unless the Company closes, prior to that date, a Qualified Private Offering. If the Company closes a Qualified Private Offering prior to July 1, 2012, then the holders of the Company’s Series C Preferred Stock also would agree that they will convert at the closing of such offering all shares of Series C Preferred Stock owned by them into shares of Common Stock at a conversion price equal to the price per share at which the shares of Common Stock are sold in the Qualified Private Offering. If a Qualified Private Offering is not closed by the Company prior to July 1, 2012, then the conversion price and conversion rights for the shares of Series C Preferred Stock will remain as set forth in the Articles of Amendment to the Company’s Restated Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Florida Bank Group, Inc.

Date: December 14, 2011	By:	/s/ Gary J. Ward
Gary J. Ward
Chief Financial Officer